Exhibit 99.1

420 Lexington Avenue • New York, NY 10170 • (212) 869-3000 • FAX (212) 869-3989

FOR IMMEDIATE RELEASE

CONTACT:	Stacy Slater
Senior Vice President - Corporate Communications
New Plan Excel Realty Trust, Inc.
212-869-3000
sslater@newplan.com

NEW PLAN EXCEL REALTY TRUST REPORTS THIRD QUARTER 2005 RESULTS

- FINANCIAL RESULTS REFLECT PREVIOUSLY ANNOUNCED $968 MILLION

TRANSACTION AND BALANCE SHEET RECAPITALIZATION -

NEW YORK, October 27, 2005 — New Plan Excel Realty Trust, Inc. (NYSE: NXL) today announced financial results for the three and nine months ended September 30, 2005.

Total rental revenues for the third quarter of 2005 were $112.8 million as compared with $119.3 million in the third quarter of 2004.  Net income available to common stockholders was $194.9 million, or $1.82 per diluted share, in the third quarter of 2005 compared with $24.2 million, or $0.23 per diluted share, in the third quarter of 2004. Net income available to common stockholders for the third quarter of 2005 includes a gain on sale of real estate of $1.75 per diluted share related to the Galileo Transactions (as defined below) and charges of $0.17 per diluted share related to the Galileo Transactions and the redemption of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007 (as described below). Funds from operations (FFO) for the third quarter of 2005 was $30.7 million, or $0.29 on a diluted per share basis, compared with $51.4 million, or $0.50 on a diluted per share basis, in the third quarter of 2004. FFO for the third quarter of 2005 includes charges of $0.17 per diluted share related to the Galileo Transactions and the redemption of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007.  A reconciliation of net income to FFO is presented in the attached table.

Financial results for the nine months ended September 30, 2005 include the gain on sale of real estate of $1.75 per diluted share and charges of $0.17 per diluted share as described above.  Total rental revenues for the nine months ended September 30, 2005 were $370.1 million as compared with $358.7 million in the first nine months of 2004.  Net income available to common stockholders was $263.9 million, or $2.48 per diluted share, in the first nine months of 2005 compared with $84.5 million, or $0.82 per diluted share, in the first nine months of 2004.  FFO for the first nine months of 2005 was $143.1 million, or $1.34 on a diluted per share basis, compared with $158.7 million, or $1.55 on a diluted per share basis, in the first nine months of 2004.

Portfolio Review

At the end of the third quarter, the gross leasable area (GLA) for the Company’s stabilized community and neighborhood shopping centers, including its pro rata share of unconsolidated joint venture properties, was approximately 92.7 percent leased.  The GLA for the Company’s total community and neighborhood shopping center portfolio, which includes redevelopment properties and the Company’s pro rata share of unconsolidated joint venture properties, was approximately 91.1 percent leased at September 30, 2005.

During the third quarter, 169 new leases, aggregating approximately 1.1 million square feet, were signed at an average annual base rent (ABR) of $10.02 per square foot.  Also during the quarter, 156 renewal leases, aggregating approximately 707,000 square feet, were signed at an average ABR of $10.51 per square foot, an increase of approximately 6.1 percent over the expiring leases. During the first nine months of 2005, the Company executed a total of 995 new and renewal leases aggregating approximately 5.3 million square feet, including 459 new leases, totaling approximately 2.9 million square feet, which were signed at an average ABR of $9.38 per square foot and 536 renewal leases, totaling approximately 2.4 million square feet, which were signed at an average ABR of $9.84 per square foot, an increase of approximately 6.4 percent over the expiring leases.

During the third quarter, the Company completed the redevelopment of eight shopping centers (including two joint venture properties) and added 13 projects to its redevelopment pipeline, increasing the pipeline to 45 redevelopment projects (including joint venture redevelopment projects and outparcel development), the aggregate cost of which (including costs incurred in prior years on these projects) is expected to be approximately $253.4 million.

Acquisitions and Dispositions

During the third quarter of 2005, the Company acquired, including through co-investments with its joint venture partners, four shopping centers and six land parcels for an aggregate purchase price of approximately $82.0 million.  The shopping centers totaled approximately 590,225 square feet of gross leasable area and the land parcels totaled approximately 51 acres. During the first nine months of 2005, the

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Company acquired, including through co-investments with its joint venture partners, an aggregate of ten shopping centers, a vacant building and adjacent land parcel, a shopping center currently being de-malled, the remaining 90 percent interests in two shopping centers in which the Company owned the other 10 percent interests and six land parcels for an aggregate of approximately $322.0 million.  The shopping centers and the vacant building totaled approximately 2.2 million square feet of gross leaseable area and the shopping center being de-malled and the land parcels totaled approximately 108.5 acres. Acquisitions completed during the third quarter are summarized below:

•                  On July 13, 2005, the Company acquired Market Plaza, a 161,453 square foot shopping center located in Plano, Texas and anchored by H.E.B. Central Market, for approximately $39.6 million.

•                  On August 17, 2005, NP/I&G Institutional Retail Company, LLC, the Company’s joint venture with JPMorgan Fleming Asset Management, acquired Meridian Towne Centre, an 86,891 square foot shopping center located in Okemos, Michigan (a suburb of Lansing) and anchored by Kroger (non-owned), Marshalls and Target (non-owned), for approximately $14.3 million.

•                  On August 26, 2005, the Company acquired Surrey Square Mall, a 192,388 square foot shopping center located in Norwood, Ohio and anchored by Kroger, for approximately $10.5 million.  The property will be redeveloped with a new 76,000 square foot Kroger.

•                  On September 7, 2005, the Company acquired five land parcels located adjacent to four existing and one to-be-built Home Depot stores for an aggregate of approximately $9.3 million.  The land parcels aggregate approximately 40 acres and are located in Orlando and Pensacola, Florida; Baton Rouge, Louisiana; and Columbus and Akron, Ohio.  The Company expects to develop approximately 223,240 square feet of retail space on four of the land parcels and, over time, expects to sell the land parcel in Akron, Ohio.

•                  On September 14, 2005, the Company acquired Fashion Place Shopping Center, a 149,493 square foot shopping center located in Columbia, South Carolina and anchored by Dollar Tree, Staples, Superpetz and T.J. Maxx, for approximately $6.8 million.

•                  On September 30, 2005, the Company acquired Brandt Pike Place, an 11-acre land parcel located in Dayton, Ohio, adjacent to a Kroger store, for approximately $1.6 million.  The Company expects to develop approximately 40,500 square feet of retail space on the land parcel.

On October 7, 2005, the Company closed under a joint venture with Kmart Corporation pursuant to which the joint venture will redevelop three Kmart Supercenter properties formerly owned by Kmart and located in the Memphis, Tennessee market.  The Company has a 20 percent interest in the joint venture and will be responsible for redevelopment, management and leasing of the properties.

During the third quarter of 2005, the Company generated an aggregate of approximately $982.3 million of proceeds through the sale of a portfolio of 69 shopping centers to a joint venture and the sale of three properties and one land parcel, as well as the sale of one property and one land parcel held through joint ventures.  During the first nine months of 2005, the Company generated an aggregate of approximately $1.0 billion of proceeds through the sale of a portfolio of 69 shopping centers to a joint venture, the culling of non-core and non-strategic properties and the disposition of certain properties and land parcels held through joint ventures.  Transfers and dispositions completed during the third quarter are summarized below:

•                  On August 10, 2005, the Company sold an aggregate of 69 community and neighborhood shopping centers (the “Properties”) to Galileo America LLC for approximately $968.0 million, comprised of approximately $928.2 million in cash and approximately $39.8 million of equity in Galileo America LLC (the “Property Transfer”).  The Company has the right to receive up to an additional $12.0 million in cash based upon the performance of the Properties during the 18-month period following the closing of the Property Transfer.

•                  A series of related transactions occurred simultaneously with the closing of the Property Transfer, resulting in the Company owning an approximate 5.0 percent equity interest in Galileo America LLC, which included (i) the redemption by Galileo America LLC of an existing interest in Galileo America LLC held by CBL & Associates Properties, Inc. (“CBL”) for two properties previously owned by Galileo America LLC, (ii) the purchase by the Company of an asset management fee stream from Galileo America LLC for $18.5 million and (iii) the acquisition by the Company of the property management rights of CBL with respect to Galileo America LLC for $22.0 million (plus an agreement to purchase additional property management rights in 2008 for $7.0 million) (such transactions are referred to collectively with the Property Transfer as the “Galileo Transactions”).

•                  The remaining properties sold during the quarter include Desiard Plaza, a 65,439 square foot shopping center located in Monroe, Louisiana; Harbor Plaza, a 51,794 square foot shopping center located in Ashtabula, Ohio; Fondren, a 45,873 square foot shopping center located in Houston, Texas; 0.46 acres of land at North Leg Plaza in Augusta, Georgia; Conway Plaza, a 32,875 square foot shopping center located in Conway, South Carolina and owned by Galileo America LLC, a joint venture in which the Company holds a 5.0 percent interest; and 9.3 acres of land at BPR West, L.P. in Frisco, Texas, owned by a joint venture in which the Company previously held a 50.0 percent interest.

On October 11, 2005, the Company completed the sale of Valley Fair Mall, a 607,075 square foot enclosed regional mall located in West Valley City, Utah, for approximately $35.0 million. Valley Fair Apartments, comprised of 16 units and located adjacent to Valley Fair Mall, was included in the sale.

Balance Sheet Position

The Company completed the third quarter with total book assets of approximately $3.3 billion and a total debt / undepreciated book value ratio of 43.8 percent.  The Company’s debt for the three months ended September 30, 2005 had an overall weighted average current interest rate of 6.0 percent and a weighted average maturity of 8.2 years.  Approximately 83 percent of the Company’s total debt is fixed rate debt, including the impact of the Company’s interest rate swaps.

On July 19, 2005, in connection with Galileo Transactions, the Company entered into amendments to its (i) revolving credit facility, (ii) secured term loan facility and (iii) senior unsecured term loan facility.  As part of the amendments, the Company amended certain covenants contained in such facilities relating to (i) asset sales by the Company, (ii) permitted dividends by the Company, (iii) the Company’s minimum tangible net worth, (iv) the maximum ratio of the Company’s total unsecured debt to unencumbered asset value and (v) the capitalization rate used to calculate the value of the Company’s assets for purposes of certain ratio tests.

During the third quarter, the Company repaid certain outstanding indebtedness with a portion of the proceeds generated from the Galileo Transactions, including $100.6 million of secured mortgage indebtedness and $200.0 million outstanding under its senior unsecured term loan facility.  In addition, a portion of the proceeds was used to repay the balance outstanding under the Company’s revolving credit facility.  On September 27, 2005, the Company paid a special distribution of $3.00 per common share, aggregating approximately $310.4 million, with the remaining proceeds generated from the Galileo Transactions.

On September 19, 2005, the Company completed a public offering of $125.0 million aggregate principal amount of senior unsecured, 7-year fixed rate notes with a coupon of 5.125 percent due September 15, 2012 and $125.0 million aggregate principal amount of senior unsecured, 10-year fixed rate notes with a coupon of 5.25 percent due September 15, 2015.  The 5.125 percent notes and the 5.25 percent notes were priced at 99.919 percent of par value to yield 5.139 percent and at 99.372 percent of par value to yield 5.332 percent, respectively.  Net proceeds from the offering were used to redeem all $250.0 million of the Company’s outstanding 5.875 percent senior unsecured notes that were due June 15, 2007 (CUSIP #648053AA4) and were called for redemption on August 4, 2005 at a redemption price of 100 percent of their principal amount plus any interest accrued up to, but excluding, the redemption date, and the applicable “make-whole” premium relating to such notes.

Earnings Guidance

2005 Guidance

Based upon actual results differing from various assumptions made by the Company regarding the Galileo Transactions and the redemption of all $250.0 million of the Company’s previously outstanding 5.875 percent senior unsecured notes that were due June 15, 2007, and taking into account the Company’s third quarter 2005 results of operations, the Company is revising upwards its 2005 FFO expectations.  The Company has revised its 2005 net income available to common stockholders per share (“EPS”) and FFO per share estimates, both on a diluted basis, to $2.66 to $2.68 and $1.73 to $1.75, respectively, from $2.66 to $2.70 and $1.69 to $1.73, respectively.  The Company’s guidance for 2005 EPS and FFO is reconciled below:

2005
EPS - Diluted	$2.66–$2.68
Add:
Depreciation and amortization	0.90
Deduct:
Gain on sale of real estate	(1.75)
Gain on sale of discontinued operations	(0.08)
FFO per Share - Diluted	$1.73–$1.75

2006 Guidance

Given the current economic outlook and management’s expectations with respect to its portfolio performance and capital recycling program, the Company anticipates 2006 EPS and FFO per share, both on a diluted basis, to be in the range of $1.01 to $1.07 and $1.80 to $1.86, respectively. The Company’s guidance for 2006 EPS and FFO is reconciled below:

2006
EPS - Diluted	$1.01–$1.07
Add: Depreciation and amortization	0.79
FFO per Share - Diluted	$1.80–$1.86

See footnote 6 in the attached table for an explanation of the usefulness of FFO.

Due to the uncertain nature of property dispositions and impairments, the Company has assumed no additional impairment of real estate for 2005 and has assumed no impairments of real estate for 2006 in its guidance.  Any impairment of real estate will negatively impact both net income and FFO, which may be material.

Dividend

For the fourth quarter of 2005, the Company’s Board of Directors declared a cash dividend of $0.3125 per common share (CUSIP #648053106).  On an annualized basis, this is the equivalent of $1.25 per share.  The dividend is payable on January 17, 2006 to common stockholders of record on January 3, 2006.  The Company’s shares go ex-dividend on December 29, 2005.  The Board of Directors also declared a dividend of $0.975 per depositary share on its 7.8 percent Series D Cumulative Voting Step-Up Premium Rate Preferred Stock (CUSIP #648053700) to stockholders of record on January 3, 2006, payable on January 17, 2006.  In addition, the Board of Directors declared a dividend of $0.47656 per depositary share on its 7.625 percent Series E Cumulative Redeemable Preferred Stock (CUSIP #6480538090) to stockholders of record on January 3, 2006, payable on January 17, 2006.

Management Comment

“The productive pace of activity that defined the first half of our year increased in the third quarter as we completed a variety of significant operating and financial transactions and positioned ourselves for 2006 and beyond.  In addition to closing the Galileo Transactions and assimilating the management and leasing of the 120 properties, we continued our program of leveraging tenant relationships with Kroger, Home Depot and Kmart into new development and redevelopment opportunities,” commented Glenn J. Rufrano, Chief Executive Officer.

Conference Call / Portfolio Assessment

The Company will be hosting a teleconference on Thursday, October 27, 2005 at 2:00 PM ET.  The teleconference can be accessed by dialing 1-866-202-4367 (International: 1-617-213-8845) or via the web at www.newplan.com under Investor Information; Audio Archives. Please refer to passcode #47832679.  A replay of the teleconference will be available through midnight ET on November 3, 2005 by dialing 1-888-286-8010 (International: 1-617-801-6888) or via the web at www.newplan.com under Investor Information; Audio Archives.  Please refer to passcode #59521390.

The Company’s Supplemental Disclosure package will be furnished today on a Current Report on Form 8-K and will also be available on the Company’s website at www.newplan.com under Investor Information; Financial Reports.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

In addition, the Company’s 2005 Portfolio Assessment will be available on the Company’s website at www.newplan.com under Investor Information; Presentations.  These materials are also available in e-mail or hard copy formats by contacting New Plan Corporate Communications at corporatecommunications@newplan.com or 1-800-468-7526.

New Plan Excel Realty Trust, Inc. is one of the nation’s largest real estate companies, focusing on the ownership and management of community and neighborhood shopping centers.  The Company operates as a self-administered and self-managed REIT, with a national portfolio of 466 properties, including 150 properties held through joint ventures, and total assets of approximately $3.3 billion.  The properties are strategically located across 39 states and include 446 community and neighborhood shopping centers, primarily grocery or name-brand discount chain anchored, with approximately 63.5 million square feet of gross leasable area, and 20 related retail real estate assets, with approximately 1.8 million square feet of gross leasable area.  For additional information, please visit www.newplan.com.

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; possible future downgrades in our credit ratings; property ownership / management risks; the level and volatility of interest rates and changes in capitalization rates with respect to the acquisition and disposition of properties; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks, including risks that developments and redevelopments are not completed on time or on budget and strategies, actions and performance of affiliates that the Company may not control; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the Company’s results.

- Financial tables follow -

NEW PLAN EXCEL REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts and footnotes)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Rental Revenues:
Rental income	$89,398	$95,581	$288,438	$282,384
Percentage rents	893	1,202	4,940	4,914
Expense reimbursements	22,466	22,555	76,678	71,383
TOTAL RENTAL REVENUES	112,757	119,338	370,056	358,681

Rental Operating Expenses:
Operating costs	17,737	18,628	60,170	59,712
Real estate taxes	15,192	15,868	49,748	45,311
Provision for doubtful accounts	4,520	2,408	9,247	6,584
TOTAL RENTAL OPERATING EXPENSES	37,449	36,904	119,165	111,607

NET OPERATING INCOME (1)	75,308	82,434	250,891	247,074

Other Income:
Fee income	3,228	1,406	6,153	3,965
Interest, dividend and other income	1,837	769	3,574	2,593
Equity in income of unconsolidated ventures	755	314	1,885	1,103
TOTAL OTHER INCOME	5,820	2,489	11,612	7,661

Other Expenses:
Interest expense	39,554	26,150	95,062	79,087
Depreciation and amortization	21,875	22,589	71,071	64,290
General and administrative	10,166	4,483	20,141	14,647
TOTAL OTHER EXPENSES	71,595	53,222	186,274	158,024

Income before real estate sales, impairment of real estate and minority interest	9,533	31,701	76,229	96,711
Gain on sale of real estate (2)	186,942	—	186,942	1,217
Impairment of real estate	(859)	—	(859)	(43)
Minority interest in income of consolidated partnership and joint ventures	(4,359)	(203)	(5,775)	(939)
INCOME FROM CONTINUING OPERATIONS	191,257	31,498	256,537	96,946

Discontinued Operations:
Results of discontinued operations	1,809	1,124	14,677	(2,648)
Gain (loss) on sale of discontinued operations (3) (4) (5)	2,979	(3,093)	4,215	5,546
Impairment of real estate held for sale	—	(88)	—	(88)
INCOME FROM DISCONTINUED OPERATIONS	4,788	(2,057)	18,892	2,810

NET INCOME	$196,045	$29,441	$275,429	$99,756

Preferred dividends	(5,475)	(5,458)	(16,413)	(16,008)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — BASIC	190,570	23,983	259,016	83,748
Minority interest in income of consolidated partnership	4,359	206	4,892	751
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS — DILUTED	$194,929	$24,189	$263,908	$84,499

Net income per common share — basic	$1.84	$0.24	$2.51	$0.84
Net income per common share — diluted	1.82	0.23	2.48	0.82

Funds from operations: (6)
Net income available to common stockholders — diluted	$194,929	$24,189	$263,908	$84,499
Deduct:
Minority interest in income of consolidated partnership, excluding gain allocation	(3)	(206)	(536)	(751)
Net income available to common stockholders — basic	194,926	23,983	263,372	83,748
Add:
Depreciation and amortization:
Continuing operations real estate assets	21,875	22,589	71,071	64,290
Discontinued operations real estate assets	397	971	1,755	2,427
Pro rata share of joint venture real estate assets	947	495	2,139	1,136
Deduct:
Gain on sale of real estate (2) (7)	(186,942)	—	(186,942)	(1,217)
(Gain) loss on sale of discontinued operations (4) (7)	(451)	3,169	(8,794)	7,131
Pro rata share of joint venture (gain) loss on sale of real estate (7)	(40)	12	(40)	433
FUNDS FROM OPERATIONS — BASIC	30,712	51,219	142,561	157,948
Add:
Minority interest in income of consolidated partnership, excluding gain allocation	3	206	536	751
FUNDS FROM OPERATIONS — DILUTED	$30,715	$51,425	$143,097	$158,699

Funds from operations per share — basic	$0.30	$0.51	$1.38	$1.58
Funds from operations per share — diluted	0.29	0.50	1.34	1.55

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Funds from operations — diluted	$30,715	$51,425	$143,097	$158,699
Add:
Impairment of real estate	859	—	859	43
Impairment of real estate held for sale	—	88	—	88
FUNDS FROM OPERATIONS — DILUTED (prior calculation)	$31,574	$51,513	$143,956	$158,830

Funds from operations per share — diluted (prior calculation)	$0.30	$0.50	$1.35	$1.55

Weighted average common shares outstanding — basic	103,460	101,255	103,157	100,281
ERP partnership units	2,369	1,405	2,258	1,311
Options and contingently issuable shares	865	998	981	1,034
Convertible debt	89	—	162	—
Restricted stock	52	—	65	—
Weighted average common shares outstanding — diluted	106,835	103,658	106,623	102,626

(1) Net operating income (“NOI”) is provided here as a supplemental measure of operating performance.  NOI is defined as property revenues less property operating expenses, excluding depreciation and amortization and interest expense, and excludes NOI from properties classified as discontinued operations under Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.  The Company believes that this presentation of NOI is helpful to investors as a measure of its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance, such as depreciation and amortization and interest expense, which can make periodic and peer analyses of operating performance more difficult to compare.  NOI should not, however, be considered as an alternative to net income (calculated in accordance with GAAP) as an indicator of the Company’s financial performance.

(2) For the nine months ended September 30, 2004, balance includes approximately $1.217 million of previously deferred gain incurred in connection with the Company’s sale of 70 percent of its interest in Arapahoe Crossings, L.P. in 2003.

(3) For the nine months ended September 30, 2004, balance includes approximately $3.876 million of previously deferred gain incurred in connection with the Company’s sale of 21.5 acres of land at The Mall at 163rd Street in 2003.

(4) For the nine months ended September 30, 2005, balance includes approximately $3.314 million, which represents the Company’s pro rata share of the gain on the sale of Rodney Village, a property previously owned by Benbrooke Ventures, a joint venture in which the Company previously held a 50 percent interest. Balance also includes approximately $140,000 of final distributions from Benbrooke Ventures.

(5) For the three and nine months ended September 30, 2005, balance includes approximately $2.295 million, which represents the Company’s gain on the sale of its ownership interest in BPR West, L.P., a joint venture in which the Company previously held a 50 percent interest.

(6) Funds from Operations (“FFO”) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance.  The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”).  The White Paper defines FFO as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

On October 1, 2003, the National Association of Real Estate Investment Trusts (“NAREIT”), based on discussions with the Securities and Exchange Commission (“SEC”), provided revised guidance regarding the calculation of FFO.  This revised guidance provides that impairments should not be added back to net income in calculating FFO and that original issuance costs associated with preferred stock that has been redeemed should be factored into the calculation of FFO.  Prior to this pronouncement, the Company had added back impairments in calculating FFO, in accordance with prior NAREIT guidance, and had not factored in original issuance costs of preferred stock that had been redeemed in the calculation of FFO.  The Company presents FFO in accordance with NAREIT’s revised guidance.  To assist investors in understanding the impact of these changes, the Company also is presenting FFO in accordance with the methodology historically used by the Company (“prior calculation”).

Given the nature of the Company’s business as a real estate owner and operator, the Company believes that FFO is helpful to investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult to compare.  The Company also believes that the presentation of FFO consistent with the guidance that was in effect until October 1, 2003 is further helpful to investors because it assists investors in evaluating the Company’s historic operational performance and because it excludes other times included in the revised calculation of FFO such as impairments, which also do not relate to and are not indicative of the Company’s operating performance.  FFO should not, however, be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.  In addition, the Company’s computation of FFO may differ in certain respects from the methodology utilized by other REITs to calculate FFO and, therefore, may not be comparable to such other REITs.

(7) Excludes gain / loss on sale of land.

The above does not purport to disclose all items required under GAAP.

The Company’s Form 10-Q for the quarter ended September 30, 2005 should be read in conjunction with the above information.

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